EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 4, 2000 included in Kos Pharmaceuticals, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.

ARTHUR ANDERSON LLP

Miami, Florida,
May 22, 2000